UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

June 25, 2014

Date of Report (date of Earliest Event Reported)

CANNAMED CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53447	20-5893809
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

350 N. Glendale Avenue, Suite B#212
Glendale, CA 91206
 (Address of principal executive offices and zip code)
(702) 751-8455
(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement

OCGA TRANSACTION

            Secured Installment Note with Interest

On June 25, 2014, a fully executed Secured Installment Note With Interest (the “Secured Note”) was delivered by Orange County Growers Association, a California non-profit mutual benefit corporation (“OCGA”) to Cal-Westridge, LLC, a California limited liability company (“Cal-West”) and an indirect, wholly owned subsidiary of Cannamed Corporation (the “Company”). OCGA received a loan from Cal-West and the Secured Note documents the various terms and conditions. OCGA owns and operates a California medical marijuana dispensary properly organized under the California Attorney General’s guidelines.

The principal amount of the Secured to Note is one hundred sixty thousand ($160,000) dollars. Interest accrues on the outstanding principal amount at the rate of 10% per annum. The Secured Note requires OCGA to make 36 monthly payments until all principal and accrued interest is paid. In order to secure the payments due under the Secured Note, OCGA granted to Cal-West a security interest in its machinery, equipment, fixtures, appliances, and other assets. This security interest was conveyed under the terms of a Security Agreement dated June 25, 2014.

RATTLESNAKE PINE, LLC TRANSACTION

            Secured Promissory Note

On June 25, 2014, Cal-West received a fully executed, secured promissory note (“Promissory Note”) from Rattlesnake Pine, LLC (“Rattlesnake”), a California limited liability company. The Promissory Note was deemed made and delivered as of May 22, 2014. Rattlesnake was the recipient of a loan from Cal-West and the Promissory Note documents the repayment obligations. Rattlesnake used the proceeds of the loan to acquire agricultural real estate in California.

The principal amount of the Promissory Note is one hundred twenty-three thousand ($123,000) dollars. Interest accrues at a rate of 10% per annum. Rattlesnake is required to make monthly payments to Cal-West of $1,719.28 (this includes both principal and interest) beginning on January 15, 2015. The Promissory Note matures on January 15, 2025, at which point all principal and accrued but unpaid interest is payable.

In order to secure the repayment of all amounts due under the Promissory Note, Rattlesnake executed a Deed of Trust. This Deed of Trust allows Cal-West to declare all sums due under the Promissory Note immediately payable in the event of a default. In addition, the trustee has the power to sell the property securing the indebtedness according to certain procedures after a default has been duly noticed.

50 BEAR, LLC TRANSACTION

            Secured Promissory Note

On June 25, 2014, Cal-West received a fully executed, secured promissory note (“50 Bear Promissory Note”) from 50 Bear, LLC (“50 Bear”), a California limited liability company. The 50 Bear Promissory Note was deemed made and delivered as of May 29, 2014. 50 Bear was the recipient of a loan from Cal-West and the 50 Bear Promissory Note documents the repayment obligations. 50 Bear used the proceeds of the loan to acquire agricultural real estate in California.

The principal amount of the 50 Bear Promissory Note is one hundred one thousand ($101,000) dollars. Interest accrues at a rate of 10% per annum. 50 Bear is required to make monthly payments of $1,409.17 (this includes both principal and interest) beginning on January 15, 2015. The 50 Bear Promissory Note matures on January 15, 2025, at which point all principal and accrued but unpaid interest is payable.

In order to secure the repayment of all amounts due under the 50 Bear Promissory Note, 50 Bear executed a Deed of Trust. This Deed of Trust allows Cal-West to declare all sums due under the 50 Bear Promissory Note immediately payable in the event of a default. In addition, the trustee has the power to sell the property securing the indebtedness according to certain procedures after a default has been duly noticed.

3180 DIPS, LLC TRANSACTION

            Secured Promissory Note

On June 25, 2014, Cal-West received a fully executed, secured promissory note (“3180 Promissory Note”) from 3180 Dips, LLC (“3180”), a California limited liability company. The 3180 Promissory Note was deemed made and delivered as of June 9, 2014. 3180 was the recipient of a loan from Cal-West and the 3180 Promissory Note documents the repayment obligations. 3180 used the proceeds of the loan to acquire agricultural real estate in California.

The principal amount of the 3180 Promissory Note is one hundred ninety-four thousand ($194,000) dollars. Interest accrues at a rate of 10% per annum. 3180 is required to make monthly payments of $2,698.88 (this include both principal and interest) beginning on January 15, 2015. The 3180 Promissory Note matures on January 15, 2025, at which point all principal and accrued but unpaid interest is payable.

In order to secure the repayment of all amounts due under the 3180 Promissory Note, 3180 executed a Deed of Trust. This Deed of Trust allows Cal-West to declare all sums due under the 3180 Promissory Note immediately payable in the event of a default. In addition, the trustee has the power to sell the property securing the indebtedness according to certain procedures after a default has been duly noticed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                                                                  CANNAMED CORPORATION

Date: July 1, 2014                                                                                                                                                                                                                      By:/s/ Jordan Shapiro

                                                                                                                                                                                                                                                          Jordan Shapiro

                                                                                                                                                                                                                                                          President and CEO